EXHIBIT 10.20


                          MASTER DISTRIBUTOR AGREEMENT


This AGREEMENT is signed between PVI and Master Distributor as designated below:

PVI:                       Preferred Voice, Inc.
                           Suite #570
                           6500 Greenville Avenue
                           Dallas, Texas o  USA 75206-1002
                           Phone: 214-265-9580
                           Fax 214-265-9663

MASTER DISTRIBUTOR:        Amerivoice Telecommunications, Inc.
                           212 W. Wisconsin Ave.
                           Suite 500
                           Milwaukee, WI 53203
                           Office: 414-277-2111


THIS MASTER DISTRIBUTOR AGREEMENT (hereinafter the "Agreement'), is made and entered into as of the 30th day of December 1998 by and between PVI, a corporation organized and existing under the laws of the State of Delaware authorized to do business in Texas, and Master Distributor, a corporation organized and existing under the laws of the State of Wisconsin.

                                   BACKGROUND
                                   ----------

PVI is in the  business of  providing  certain  voice  recognition  products and
services  having  multiple  applications  in  the   telecommunication   industry
(collectively referred to hereinafter, as the "Services").

Master  Distributor  is a  member  of an  affiliated  group of  companies  based
Milwaukee which, provides various telecommunication related services including Personal Communication Services (PCS), Telephone Answering Services (TAS), long distance, voice mail, cellular and paging services. In order to increase its sales of the Services, PVI is establishing a national distribution network through the creation of multiple distributorships (the "Distributorships'). The Master Distributor desires to establish a Distributorship and PVI has agreed to grant the Distributor the distribution rights set forth herein. Accordingly in consideration of the mutual covenants and agreements set forth below, PVI and Master Distributor agree as follows:

                              OPERATIVE PROVISIONS
                              --------------------

1.       DEFINITIONS: (as used in this Agreement)

         1.1 Master Distributor means the company as noted herein that has purchased the right to market PVI products and Services within but not limited to certain Market Areas as shall be further defined in the territory referred to in Exhibit I A and
                  Exhibit I B hereinafter this area shall be defined for further references as the Market Area throughout this Agreement.


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         1.2      Distributor means a legally established  corporation,  entity, or individual qualified to sell and/or distribute PVI's Services under Master Distributor.

         1.3 Dealer means a legally established corporation, entity, or individual qualified to sell and/or distribute PVI's Services under Master Distributor Agreement.

         1.4 Agent means a legally established corporation, entity, or individual retained by the Master Distributor, a Distributor, or Dealer to sell PVI's Services directly to End- Users.

         1.5      End-Users means customers using and paying for PVI's Services.

         1.6 Mark(s) means any trademark, service mark, trade dress of trade name which PVI may designate, use, or adopt from time to time to identify its Services.

         1.7 Services means any telecommunication service(s) or equipment offered by PVI

         1.8 Proprietary Information means any information, written or oral, including, without limitation, any technical and/or design information on the Services, and any information relating to the present or future business operations, financial condition, plans, sales, marketing and promotional efforts, customers and price lists of PVI and its subsidiaries and affiliates disclosing such information, and all other information of any kind which may reasonably be deemed confidential or proprietary, including, without limitation, this Agreement and its terms.

         1.9 National Account/Affinity Group will mean but not be limited to, certain national, regional groups/companies that operate in areas with multiple locations. For example, PVI currently provides Services for members of the National Association of the Self Employed (NASE).

2.       APPOINTMENT & DUTIES OF MASTER DISTRIBUTOR

         2.1 Subject to the provisions of Section 2.2 hereof, PVI hereby appoints Master Distributor, and Master Distributor hereby accepts appointment, as PVI's sole Master Distributorship in the area defined on Exhibit 1 of this agreement.

         2.2 Master Distributor shall market and sell the Services within the assigned Market Area(s) at the prices set forth in Exhibit 2 attached hereto. The Master Distributor shall have the right to market PVI Services outside the defined Market Area within the continental United States. PVI may change the prices for its Services at any time due to business conditions and or regulatory changes. PVI will not offer pricing lower than the pricing defined herein to other Master Distributors without making that same pricing structure available to the Master Distributor. It is understood by the Master Distributor that national accounts/affinity groups may require other rate plans and PVI will not be required to offer those rate plans to the Master Distributor. It is expressly understood that the Master Distributor may market to national account/affinity groups


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                    and  in  those  cases,  when  necessary,  PVI  will  provide marketing support to the Master Distributor that may include
                    special  pricing.   Any  special  pricing  offered  will  be
                    approved by PVI and at PVI's sole discretion and the Master Distributor will be eligible to earn Commissions as further defined herein. As stated, Exhibit 1 define the Master Distributor's Market Area. PVI will not assign any other Master Distributor in the same Market Area.

               2.3 Master Distributor shall be paid Commissions in accordance with the Commission schedule set forth in Exhibit 3 attached hereto. Commissions shall be paid by the 15th day of each month based upon collections during the prior month. The Commission rates may not be changed without Master Distributor's prior written consent, except as certain Commission rates may be increased from time to time by PVI as part of a sales promotion or incentive which may be temporary in nature. Prior to Master Distributor's sale of any additional Services on behalf of PVI, Master Distributor and PVI shall mutually agree upon a Commission schedule particular to that Service, which schedule shall be added as an Exhibit to this Agreement. Commissions will be paid on accounts sold outside the Master Distributor Market Area. The Commission rate will be the standard PVI Commissions defined herein less any Master Distributor over-rides outside of the Market Area. Should the Master Distributor enter into a contract with a national account/affinity group at the PVI retail rates defined herein, the Master Distributor will be awarded Commissions, as defined herein, on all revenues billed and collected (by terms defined herein). Should the national account/affinity group Agreement for PVI Services through the Master Distributor at retail rates that are not defined in this Agreement, PVI and the Master Distributor will agree to a Commission schedule for the specific account and define the Commission on an Exhibit to be attached to this Agreement.

               2.4 Master Distributor may not enter into any joint venture, the establishment with a new corporation, or acquire any interest in a company (or entity) which competes with the business of PVI through the manufacture and/or sale of
                    Services which are substantially equivalent to, or competitive with, PVI's Services. In the event that PVI begins selling its Services within the Market Area as defined herein , by any means other than through Master Distributor, the restrictions placed on Master Distributor in this Section 2.4 shall terminate; provided that for a period of ninety (90) days after PVI commences such other sales, Master Distributor shall not solicit for a competitive service any PVI End-User acquired by Master Distributor during the term of this Agreement.

               2.5 The Master Distributor will pay a fee to secure the Master Distributorship within the Market Area for PVI's Services as defined in Exhibit 1. The Market Area is NOT TO BE CONSIDERED AN EXCLUSIVE MARKETING AREA,; however, this Master Distributor agreement has certain compensation provisions defined in Exhibit 3, that compensate the Master Distributor for any sales activity within the Master Distributor Market Area that is not directly related to its own marketing efforts and not directly related to any national account/affinity marketing by PVI (PVI WILL NOT BE RESPONSIBLE FOR


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                  PAYING   COMMISSIONS  TO  THE  MASTER  DISTRIBUTOR  ON  DIRECT
                  NATIONAL ACCOUNTS THAT PVI ORIGINATES INCLUDING BUT NOT LIMITED TO AFFINITY GROUPS).

3.       RIGHTS AND OBLIGATIONS OF MASTER DISTRIBUTOR

         3.1 Master Distributor may market and sell the Services directly or through any number of Distributors, Dealers, or Agents. PVI shall not be a Party to any arrangements between Master Distributor and its Distributors, Dealers, or Agents, nor will PVI in any manner be bound, or have any legal obligation in respect thereof. Master Distributor further agrees that it is not, nor shall it represent itself to be a PV1 employee or officer of PVI, nor shall it assume or create any obligations or responsibility on behalf of PVI, unless otherwise agreed upon, in writing, by PVI. Also, it will be the Master
                  Distributor's responsibility to design Agent's and Dealers Commission plans as it relates to the Master Distributors business and the Master Distributor will have the sole right to adjust those plans as required or as necessary.

         3.2 Master Distributor shall use its best efforts to identify and contract with Distributors, Dealers, and Agents, as appropriate, and shall assist them in creating a market for, promoting, and maintaining a demand for PVI's Services, as well as, establishing an efficient network within the Market Area in order to obtain maximum sales of PVI's Services. Master Distributor shall be solely responsible for training and compensating all its Distributors, Dealers, and Agents.

         3.3 Master Distributor shall advertise PVI's Services in the Market Area and participate in such trade shows and other venues which will stimulate sales. Master Distributor shall, in its sole discretion, determine the amount of any such advertising and shall be solely responsible for the resultant costs and expenses incurred. PVI may, at its sole discretion, provide advertising at no expense to Master Distributor, as it deems necessary. These activities shall be considered in any determination of the inactivity clause herein; however, any inactivity determination will remain and always be at PVI's sole discretion.

         3.4 Master Distributor shall send copies of all advertising and sales promotion material and literature relating to the Services to PVI for review and approval prior to distribution which approval shall not be unreasonably withheld.

         3.5 In all advertising, trade shows, conventions, and other promotions, as well as in all sales and technical literature, the name of PVI and the Trade Marks shall be evidenced and respected. Master Distributor shall use the Trade Marks in their original form, unless otherwise approved in advance, in writing by PVI.

         3.6 Master Distributor shall at all times maintain an inventory of collateral support materials, for promotion, advertising, signage, point-of-sale, record keeping, subscriptions, and other items related to sales of the Services. PVI will make available marketing materials as such materials are available. Any such materials provided by


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                    PVI to Master  Distributor  shall be provided free of charge unless otherwise agreed by Master Distributor.

               3.7 Master Distributor shall forward any money collected for PVI as it relates to the PVI Services sold to an End User contracting for PVI Services as it relates to this Agreement, on a weekly basis.

               3.8 PVI will require that all potential Distributor, Dealers, and or Agents that contact PVI directly shall first be directed to work with the Master Distributor for information of Services within the Market Area. It is understood by both parties that in some cases it may be necessary for PVI to work directly with certain national account prospects or affinity groups within the Master Distributor's Area and that due to the specific agreements PVI will not be liable for any over-rides or Commissions in any way. The national account or affinity groups that PVI may market to will be defined and identified by PVI and will be at the sole discretion of PVI.

               3.9 Should PVI be acquired or merge with another company or change ownership in any way, this Master Distributor Agreement shall remain in full force as long as the Master Distributor is in compliance with the terms of this Agreement. PVI will include such language in any acquisition or merger agreement.

4.       PROPRIETARY RIGHTS INDEMNITY

               4.1 If timely and promptly notified of any action (and all claims relating to such action) brought against Master Distributor, based upon a claim that the Service(s) or the use thereof infringes a United States patent, Trade Mark, Service Mark, or copyright ("Infringement Claim"), PVI shall defend and hold harmless the Mater Distributor against such action at its expense and pay the costs and damages awarded in any such action, provided that PVI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. At any time during the course of any Infringement Claim, or in PVI's opinion, the Services are likely to become the subject of an Infringement Claim, PVI will, at its option and its sole expense, either procure the right to continue using the Service(s), or replace or modify the same so that such Service(s) becomes non-infringing. PVI will not have any liability to Master Distributor for an Infringement Claim, if such claim results from Master Distributor's modification of the Services in any manner.

               4.2 The foregoing states the entire liability of PVI with respect to an Infringement Claim. No costs or expenses will be incurred by the Master Distributor in defense of any such claim. Not withstanding the provisions of section 4.2 PVI shall be liable to the Master Distributor for the Market Area fee paid pursuant to this Agreement in the event that infringement claim results in PVI's inability to provide the Service in the Market Area as contemplated by this Agreement.

               4.3 The purchase of the Services contemplated by this Agreement may result in an implied license to the End User to use the Services patented by PVI. No license to make, sell,


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                  or  use  the  Services   shall  be  created  other  than  that
                  explicitly   set  forth  in  PVI's   Service  forms  with  the
                  End-Users.

5.       RIGHTS, SERVICES, AND OBLIGATIONS OF PVI

         5.1 PVI reserves the right to modify the characteristics of its Services. The Master Distributor shall be advised by PVI of any significant changes in Service(s) specifications. If these changes are not acceptable to the End-User, PVI shall then deal with the Master Distributors down line subscribers to the Services and take all reasonable action to satisfy said End-User.

         5.2 PVI shall provide the Master Distributor with all necessary documents and system documentation, required to market and sell the Services, which shall remain the property of PVI. Such documents and documentation may be in written form or transmitted by tape, diskettes, e-mail, or other software media, as determined by PVI.

         5.3 PVI shall provide the Master Distributor with all pertinent technical and sales information and collateral support materials referenced in Section 3.7 above, PVI shall inform the Master Distributor on a regular basis about the development of new Services and applications, trends, and competition in the market. PVI shall provide financial assistance in implementing new changes in the form advertising and promotions.

         5.4 PVI shall provide the Master Distributor with the training free of charge and within reasonable limits. Persons eligible for training are Master Distributor's sales personnel. The Master Distributor shall be responsible for all travel, lodging, and all other out-of-pocket expenses related with the training of its personnel.

         5.5 PVI shall not assign more than one Master Distributor in Market Area defined on Exhibit 1.

         5.6      PVI shall:

                  (a) Develop and produce original copy (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) of all necessary advertising and collateral support materials for marketing the Services;

                  (b) Provide and maintain all equipment (hardware, software, and co-location facilities) reasonably necessary to support the PVI Services marketed and sold by the Master Distributor;

                  (c) Provide and maintain the connectivity necessary to provision the PVI Services marketed and sold by the Master Distributor;



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                  (d)      Perform all fulfillment of the PVI Services  marketed
                           and sold by the Master Distributor.

                  (e)      Pay  all  Master  Distributor   Commissions  outlined
                           herein,  on a  timely  monthly  basis as  defined  in
                           section 2.3 of this Agreement.

                  (f) PVI will in its best efforts at all times maintain the network and equipment to provide the Services defined herein.

                  (g) PVI warrants that it has the regulatory authority and will maintain compliance during the term of this Agreement.

                  (h) PVI warrants that it is licensed to utilize the necessary technologies required to offer Service(s) and will maintain said technology licenses during the term of this Agreement.

6.       LIMITATION OF LIABILITIES

         PVI makes no warranties, expressed or implied, to the Master Distributor with respect to the Services. The Master Distributor agrees that PVI shall not be liable for any special, incidental, indirect, or consequential damages, or for the loss of profit, revenue or Services even if PVI shall have been advised of the possibility of such potential loss or damage, The Service is an elective Service by the customer not a primary means of Service such as: dedicated service (T-l's) or local dial tone.

7.       DURATION AND TERMINATION OF THE AGREEMENT

         7.1 This Agreement shall be effective for an initial term commencing on the date of this Agreement (i.e. date of execution by both Parties) and ending three (3) calendar years thereafter. If not terminated by notice by either Party at least sixty (60) days prior to the end of the initial term hereof or any renewal term, the Agreement will be automatically renewed for an unlimited number of successive one (1) year periods.

         7.2 Either Party may, without incurring any liability to the other Party, unilaterally and with immediate effect, terminate this Agreement at any time by a written notice sent to the other Party in the event that:

                  (a) The other Party fails, for any reason(s) whatsoever, to perform any of its obligations under this Agreement and fails to remedy such default within thirty (30) days after the receipt of written notice of default and request for cure which notice shall be sent certified mail return receipt requested; or

                  (b) The other Party becomes insolvent, files or is subject to the filing of judicial process under any law relating to bankruptcy or insolvency, consents to a receivership, adopts an arrangement with creditors, is dissolved, enters into liquidation, or ceases doing business: or


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                    (c)  The  Master  Distributor  uses the name of PVI,  or any form thereof, as a corporate name for doing business, or trade name, or otherwise, without the prior written consent of PVI: or

                    (d) PVI will monitor all Master Distributor marketing. It is understood by the Master Distributor that a requirement to maintain the Master Distributorship is consistent marketing efforts, to be defined as but not limited to: consistently adding new Agents & Dealers, the addition of new customers at a reasonable rate expected by Master Distributors. Any inactivity, AS DEEMED AT THE SOLE DISCRETION OF PVI, will be grounds for termination of this Master Distributor Agreement. Should this termination for inactivity right be exercised by PVI, the Master Distributor will have the option of converting to a standard and approved Dealer and or Agent Agreement and will be subject to a Non-Compete for a period of ninety (90) days. During the Non-Competition period the Master Distributor will not contact, solicit, or offer any services to PVI customers nor enter into any relationship that would compete with the business of PVI. Also, all customers submitted to PVI directly or through Agents/Dealers and subsequent End-Users, the Commissions due will be paid as defined herein for the length of this agreement. However, any Commissions paid on new business submitted will be paid as defined within the new Agent/Dealer Agreement executed by both parties. A reasonable start-up time will be extended and as long as Dealers, Agents and End-users are being added to sell and purchase PVI Service(s), it will constitute activity.

8.       EFFECT OF TERMINATION

         8.1 Upon expiration or termination of this Agreement the Master Distributor shall immediately (i) remove from its premises all signs advertising the Services or which use the Marks, (ii) cease to engage in advertising or promotional activities concerning PVI's Services and use of its Marks, (iii) cease to represent in any manner that the Master Distributor has been designated by PVI as such, and (iv) deliver to PVI at the Master Distributor's expense, all price lists, sales manuals, service manuals, and any other documents concerning PVI's Services which are in the Master Distributor's possession.

         8.2 Master Distributor shall, with the mutually agreed termination of this Agreement, have the right to claim reimbursement, or compensation for Distributors, Dealers and Agents but shall not have the right for compensation for alleged loss of goodwill, loss of profits on anticipated sales, or the like, or have any other liability for losses or damages resulting from the termination this Agreement

9.       PROTECTION OF PROPRIETARY INFORMATION

         9.1 The Master Distributor agrees to maintain in confidence and not to copy, reproduce, distribute, or disclose to any third party, without the prior written approval of PVI, any Proprietary Information.


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         9.2      All  sales  of  the  Services  (inclusive  of  license  of the
                  Licensed Software) to Dealers and Agents are of the material and tangible Services only. These sales, however, do not include the sale of Services design (and source and/ or object
                  codes   pertaining  to  the  Licensed   Software)   which  are
                  Proprietary to PVI. To the extent any such Proprietary Information is made available to the Master Distributor, it is done on a confidential basis. The Master Distributor will neither disclose circuitry design details nor principles, nor software codes (of any kind related), nor copy them for purposes of manufacture, nor attempt to reverse-engineer
                  (de-compile) or otherwise alter the Services for any purpose whatsoever.

         9.3 With respect to the Proprietary Information relating to the Master Distributor's business which is made available to PVI by the Master Distributor to allow PVI to perform its obligations under this Agreement, PVI will instruct its personnel to keep such information confidential by using the same care and discretion that PVI uses with data which PVI designates as Proprietary Information. However, PVI shall not be required to keep confidential any data which is or becomes publicly available, is already in PVI's possession, is independently developed by PVI outside the scope of this Agreement, or is legally obtained form third parties. In addition, PVI shall not be required to keep confidential and may use for PVI's benefit any ideas, concepts, know-how, or techniques relating to PVI's Services submitted to PVI or developed during the term of this Agreement by PVI personnel or jointly by PVI and the Master Distributor's personnel, unless otherwise mutually agreed to by PVI and Master Distributor.

         9.4 The obligations of the Parties under this Section 9 shall survive the expiration or termination of this Agreement, for whatever reason, and shall be binding upon the Parties, their successors and/or assigns.

         9.5 The Parties acknowledge that the obligations and promises under this Section 9 are of a special, unique character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy, or compensation in an action of law. Each Party shall be entitled to injunctive relief, a decree for specific performance, and/or other equitable relief in the event of any breach, or threatened breach by the other of its obligations or promises under this Section 9, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

10.      GENERAL

         10.1 This Agreement shall be interpreted and its effect shall be determined in accordance with the laws of the State of Texas.

         10.2 Both PVI and Master Distributor agree that prior to any filing with any jurisdiction as defined in section 10.3 herein, automatic Arbitration would be the first solution to any dispute. Both parties will select an Arbitrator and the Arbitrators selected by both parties will select a third party Arbitrator the three arbitrators will rule on any dispute.

                  Any ruling by the Arbitrator's will be final. The Arbitrators selected will be subject to the venues agreed to herein.

         10.3 The Master Distributor and PVI consents to venue, and the jurisdiction of the courts of Texas and may only file with courts located in Dallas County and both parties agree that any dispute arising under this Agreement shall be resolved in such jurisdictions.

         10.4 This Agreement cannot be assigned or sold to any third party or any other entity, without first giving PVI first right of refusal and/or without the prior written consent from PVI which shall not be unreasonably withheld.

         10.5 All notices and demands of any kind which either Party may require or desire to serve upon the other shall be in writing and shall be delivered either by personal service or by mail at the address of the receiving Party set forth below (or at such different addresses as may be designated by such party by written notice to the other Party) or by facsimile. Such notice shall be deemed received on the earlier of (i) the date when was actually received or (ii) in the case of mailing, five (5) business days after being deposited in the United States mail with sufficient prepaid postage, registered, or certified mail with return receipt requested and properly addressed, or (iii) if by facsimile when the sending Party shall have received facsimile confirmation that the message has been received by the receiving Party's facsimile machine. If notice is sent by facsimile, a confirmed copy of such facsimile shall be sent by mail to the receiving party.

The address and facsimile numbers of the Parties, for purposes of the Agreement are as follows:

         PVI PREFERRED VOICE, INC.
         6500 Greenville Ave., Ste. 570
         Dallas, TX 75206-1002

         Facsimile: 214-265-9663
         Attention: G. Ray Miller

         MASTER DISTRIBUTOR
         Amerivoice Telecommunications, Inc.
         212 W. Wisconsin Ave
         Milwaukee, WI 53203

         Facsimile: 414-277-2116
         Attention: Louis Miller

         10.6 Any provision of the Agreement held to be invalid under applicable law shall not render this Agreement invalid as a whole, and in such event, such provision shall be interpreted so as to best accomplish the intent of the Parties within the limits of applicable law.

         10.7 A valid contract binding upon PVI and the Master Distributor comes into being upon execution of this Agreement by duly authorized representatives of PVI and the Master Distributor. This Agreement contains the exclusive terms and conditions between the Parties hereto with respect to the subject matter hereof, and does not operate as an acceptance of any conflicting or additional terms and provisions of the Master Distributor's Agreements with Distributors, Dealers or Agents, which shall not be deemed to alter the terms hereof. Amendments to this Agreement may be effected only in writing, when signed by the Parties hereto specifically stating it is intended to amend this Agreement.

         10.8     Costs of Enforcement:

                  If any action is commenced by either Party concerning this Agreement, the Party which prevails in such action will be entitled to a judgement against the other Party for the costs of such arbitration or action, including court cost, reasonable expenses of litigation, and reasonable attorneys' fees.

         10.9 The Master Distributor acknowledges that it is an independent contractor.

IN WITNESS WHEREOF, PVI and the Master Distributor hereby have duly executed, signed, and initialed each page of this Master Distributor Agreement in duplicate originals on the dates indicated herein.


Preferred Voice, Inc.


/s/ Richard K. Stone
----------------------------------
By Richard K Stone, Vice-President
Authorized Signature


Date:             12-30-98
          ------------------------


Amerivoice Telecommunications, Inc.



/s/ Louis Miller
----------------------------------
By Louis Miller
Master Distribuutor
Authorized Signature

Date:             12-30-98
          ------------------------

                                   EXHIBIT 1 A

Market Area Fee:           $40,000.00

Market Area:               State of Illinois
                           State of Wisconsin

1. All NXX's (exchanges are included and defined as NXX's as part of the Market Area).

2.   The Master Distributor Fee will be paid in full up front.








For each up-front dollar (does not include any portion of the Master Distributor fee financed by PVI or any Market Area other than what is defined on Exhibit 1) paid by the Master Distributorship, PVI will issue one (1) PVI Warrant to the Master Distributor, at a strike price of $1.00, in the name provided by the Master Distributor. The Master Distributor may sell the Warrant at any time during the period defined in the Warrant Agreement forthcoming and according to the rules established by the Warrant Agreement. This statement/explanation will be superceded by the Warrant/Stock Agreement executed by and between both parties to be provided by PVI within 15 working days of the execution of this Master Distributor Agreement. This offer may be replaced, changed and/or terminated if this agreement and the Master Distributorship fee is not executed and received by January 15, 1999. Any deposits for future Market Areas are included and will be awarded dollar for dollar as defined above, one Warrant for each dollar spent for the reservation of a Market Area.

                               EXHIBIT 2 PRODUCT 1



EMMA Telephone Receptionist

PRODUCT DESCRIPTION: EMMA TR is the world's first central office "voice auto attendant."

PRODUCT APPLICATION: EMMA TR is a viable way for business' to answer their phones professionally, 24 hours a day 7 days a week. EMMA's predatory pricing and user friendly features are revolutionary to a $2.3 billion market that has not had any competition to date.

TARGET MARKET: All companies that require an attendant during office hours and after hour answering services.

PRODUCT FEATURES & BENEFITS:


X    Consistent professional               X    24 hours 7 days a week
     receptionist
X    50% less cost than                    X    Local locate
     competition
X    Extended local calling                X    No CPE required

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area.

PRODUCT PRICING:


X    19.95 per answered line                  X  Expanded local dialing-(varies)
X    $4.95 local locate                       X  $49.95 Set-up fee
X    $4.95 Per personal directory             X  $0.12 Long distance dialing

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION: Telephone Answering Services, Paging Companies and Voice Mail Companies.

                               EXHIBIT 2 PRODUCT 2



EMMA Virtual Personal Assistant

SERVICE DESCRIPTION: VIP 800 VPA is a revolutionary service that addresses four important areas for the average business person: time management, connectivity, single number simplicity and low cost. It allows the business user to never miss a call and allows them the ability to receive a call, via the revolutionary ability to call forward a personal 800 toll free number to any number, from any phone anywhere at anytime. It allows them to screen out calls to voice mail that they wish not to take and utilize the most advanced speaker independent voice recognition technology, to place calls by speaking the name of the individual or business they wish to call from their pre- programmed voice directory. Best of all it is reliable, convenient, user friendly and the predatory pricing makes it affordable for everyone.

SERVICE APPLICATION: VIP 800 VPA is specifically designed for the business person that is on the move or dealing with multiple time zones. They can receive calls from their cellular phone, office phone, home phone, hotel phone, clients phone, friend's cellular phone and any phone they choose etc. Basically the business person can receive a call anytime anywhere from any phone. They also have the ability to screen calls to voice mail that they do not want. They will also be able to put into storage their Palm Pilots and address books with all of their contacts and phone numbers loaded into their voice directory by PVI. They simply speak the name from their directory and the call is completed. This service is the answer to the four aforementioned challenges to the business person today: time management, connectivity, single number simplicity and low cost. The business person's customers and potential customers will only have one number to remember, not 3 to 4 numbers for their contact person as they have today.

TARGET MARKET: Local, regional, national and international business travelers. Large corporations right down to the home based business and individuals.

PRODUCT FEATURES & BENEFITS:


X    Single number                          X    Home base pricing
X    Single number locate                   X    Voice dialing directory
X    Call screening                         X    No numbers to remember
X    Availability at all times              X    No manual dialing
X    Ultimate customer service              X    Eliminates hard fraud
X    Becomes LD calling card                X    Local access to voice directory
X    Time Management                        X    Connectivity

PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies, Executive Suites, Shared Tenant Providers and TAS Companies.

PRODUCT PRICING:


X    $4.95 - 800 number reservation           X    $4.95 call screening
X    $0.12 per/min - home base calls          X    $5.00 Local locate
X    $0.22 per/min - outside home             X    Expanded local dialing
     base                                          (varies)
X    Add moves & changes ($.025)              X    $29.95 Set-up fee

DISTRIBUTOR COMMISSIONS: Up-front and residual commissions can be earned.

COMPETITION: Certain companies that offer locate type functions through voice mail today such as, Wild Fire and various other non-voice touch tone activated service. The problem the competition faces against the PVI EMMA product line is they are not competitively priced (due to their equipment architecture costs and software deficiencies) and they are not user friendly, unlike EMMA.

                               EXHIBIT 2 PRODUCT 3



EMMA FAMILY & FRIENDS

SERVICE DESCRIPTION: VIP 800 family & friends is a user friendly service that gives family and friends the ability to dial the family toll free number and access a common directory of names. The caller simply speaks the name of someone in the directory and they will be connected to them. It's just that simple, no numbers to look up or dial and the only authorized users are those family and friends with the VIP 800 number.

SERVICE APPLICATION: Many families are scattered across the state and country. This VIP 800 service allows you to always stay in touch, whether it is for normal everyday communication or in the case of an emergency. Grandparents can provide their grand-children with a number that they can reach them on, the parents can provide the grand-parents a number that they can reach them anywhere in the USA o PVI can provide nap-sack tags for the smaller children and even dog tags can be ordered with the family 800 number on the tag. The convenient easy to use speaker independent voice directory will be pre-programmed with all of the participants numbers: office, home, cellular, etc. This service also comes with a locate feature so that if your children or other family members need you, they can easily find you no matter where you are: work, cell phone, lake house, home, hotel, etc. This VIP 800 service can also be set-up with a "fraud free" guarantee, which is great for kids in college. As with all VIP 800 services, family & friends is priced for all budgets.

TARGET MARKET:  Families and friends.

PRODUCT FEATURES & BENEFITS:


X Emergency's                                X Only one number to remember
X Fraud  control                             X Connectivity
X Everyday communication                     X Single number locate

PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies.

PRODUCT PRICING:


X    $4.95 - 800 number                      X   $4.95 call screening
     reservation
X    $0.12 per/min - home base               X   Local locate no cost
     calls
X    $0.22 per/min - outside home            X   Expanded local dialing (varies)
     base
X    Adds moves & changes ($.025)            X   $29.95 Set-up fee

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned.

COMPETITION: None that has been identified other than 800 numbers offered by the long distance carriers that terminate at the home (one number) only.

                               EXHIBIT 2 PRODUCT 4



EMMA Virtual Office

PRODUCT DESCRIPTION: EMMA Virtual Office creates an identity and a professional answering service for companies that have offices in more than one location.

PRODUCT APPLICATION: EMMA V.O. is a product designed for companies and consultants that are in different offices/locations. It could be different offices in the same city or offices in a located different states. It gives the company the appearance of one central office/location. EMMA answers the phone professionally and connects the caller to their party or sends the call to their current voice mail system.

TARGET MARKET: Business people that work from home, companies with offices in more than one location and consultants that work on projects for consulting firms. Realtors such as Re Max and others.

PRODUCT FEATURES & BENEFITS


X Consistent professional                    X 24 hours 7 days a week
     receptionist
X Call  Screening                            X Single  number  locate
X Call  forwarding to remote                 X No CPE required
        offices
X Time management                            X Connectivity

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area.

PRODUCT PRICING:


X    $19.95 Monthly cost                     X    $49.95 Set-up fee
X    $4.95 Per one number locate             X    Expanded Local (varies)
X    $4.95 Locate screening                  X    $0.18 per minute
X    $.05 Per call cost (local)

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                               EXHIBIT 2 PRODUCT 5



EMMA INTERNATIONAL DIRECT

PRODUCT DESCRIPTION: EMMA I.D. will allow companies that would like to have a presence in the United States with their own toll free 800 number. EMMA will call forward the 800 number to an office(s) internationally.

PRODUCT APPLICATION: EMMA I.D. allows a company that is doing business in the states to forward calls to an office located internationally for handling. Currently companies that are located in other country cannot have an 800 number that terminates into another country. This is the only 800 number that allows voice call forwarding to single or multiple locations. In addition, when companies that use this service have employees traveling in the states the 800 number becomes a calling card.

TARGET MARKET: International companies doing business in the United States that do not have offices here or need to send calls to an international office for handling.

PRODUCT FEATURES & BENEFITS


X    Consistent professional                 X    24 hours 7 days a week
     receptionist
X    Intelligent Call Forwarding             X    Smart calling card
X    Single number dialing for               X    No CPE required
     customers

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area. Affinity groups will also secure business opportunities for this product.

PRODUCT PRICING:


X $9.95 per month                       X $99.95 Set-up fee
X Per minute charges based on country

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                               EXHIBIT 2 PRODUCT 6



EMMA Corporate Direct

PRODUCT DESCRIPTION: EMMA C.D. offers the ability to any customer/company instant connectivity to any employee that has EMMA VPA.

PRODUCT APPLICATION: EMMA C.D. allows a company to enhance their EMMA VPA service. The companies EMME VPA numbers are loaded into a data-base that is assigned its own 800 number. By dialing the 800 number and speaking the name of the person you will be automatically connected to their VPA locate number.

TARGET MARKET: This can be a

PRODUCT FEATURES & BENEFITS


X    Consistent professional                 X    24 hours 7 days a week
     receptionist
X    Intelligent Call Forwarding             X    Smart calling card
X    Single number dialing for               X    No CPE required
     customers

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area. Affinity groups will also secure business opportunities for this product.

PRODUCT PRICING:


X    $9.95 per month                         X    $99.95 Set-up fee
X    0.16 Per minute cost                    X

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                               EXHIBIT 2 PRODUCT 7



                            The "SMART" Business Line

SERVICE DESCRIPTION: The SBL gives any person the competitive edge. It is specifically designed for persons on the move who do business from two or more locations, i.e., office, home, cellular phone, hotel room, etc. With SBL anyone can receive or make important local and long distance calls anywhere in the USA. SBL also gives you the convenience and safety of making calls by using a voice-activated telephone directory of your most frequently called names and numbers.

SERVICE APPLICATION: The telephone company, after 100 years, is still providing local business lines that only ring at one location. SBL is a portable (on the go) business line that rings you at any phone no matter where you go, locally or anywhere in the USA. You never have to miss an important call again. It also gives you the option to screen your incoming calls on any phone you use. The Intelligent Call Screening (ICS) function tells you the name of the person calling you and you have the choice of either accepting the call, sending the call to voice mail, or having SBL tell the caller you are not available at this time. The service also offers you low cost long distance (1+ dialing, incoming 800 service and calling card). SBL also provides you with the ability to make calls by speaking the name of the person or location you are calling. You never have to remember a telephone number or dial a lot of digits. This revolutionary service has the potential to alter the telecommunications industry as we know it today.

TARGET  MARKET:  Real Estate  Agents,  Pilots,  Flight  Attendants,  Appraisers,
Service  Technicians,   Consultants,   Engineering  firms,  Brokers,   Attorneys
etc......

SERVICE PRICING:


SBL                                               $19.95 monthly charge
Set-up fee                                        $40.00 one time charge
Custom Greeting                                   $10.00 one time charge
Custom Greeting                                   $2.95 monthly
Expanded local calling                            $9.95
(pricing will vary slightly by area)

DISTRIBUTION:  Master Distributors and Agents.  Commissions available.

COMPETITION:  None

                                    EXHIBIT 3

EMMA VPA, FF, ID, CD Commission Schedule:

X 30% Per 800 number reservation
X 10%  Residual  Commission  paid  on the  per  minute  billing
X 10% Residual Commission paid any other Services purchased by customer X 50% one time set-up fee
All Commissions are paid on collected revenue only


EMMA TR & VO Commission Schedule:

X 50% per month (Per line  answered)
X 30% per month (One  number  locate)
X 50% Set-up fee (One time Commission)
X 10%  Residual  Commission  paid  on the  per  minute  billing
X 10% Residual Commission paid any other Services purchased by customer X $1.00 Per month (EMMA TAS Territory Over-ride)
All Commissions paid on collected revenues only


SBL Commission:
X 50% of the service set-up fee
X 16% of the Basic Business Line Monthly Fee (including ELC, Custom Greeting) X 0% of the Custom Greeting set-up fee
X 10% Residual on any other monthly usage charges (long distance, calling card) X 3% quarterly over-ride on usage revenue (long distance, calling card)
All Commissions paid on collected revenues only